=============================================================================


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                      ----------------------------------


                                 FORM 8-K/A
                              (AMENDMENT NO. 1)

                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (date of earliest event reported):  March 22, 1995


                      ----------------------------------


                        PRIDE PETROLEUM SERVICES, INC.
            (Exact name of registrant as specified in its charter)



         Louisiana                  0-16961                 76-0069030
(State or other jurisdiction      (Commission            (I.R.S. Employer
      of incorporation)            File Number)         Identification No.)



                        1500 City West Blvd., Suite 400
                             Houston, Texas  77042
             (Address of principal executive offices and zip code)



      Registrant's telephone number, including area code:  (713) 789-1400


=============================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On March 22, 1995, Pride Petroleum Services, Inc. (the "Company") acquired all of the outstanding capital stock of X-Pert Enterprises, Inc. ("X-Pert") from Raymond H. Eaves and Billy B. Cooper for consideration of approximately $10,000,000 which was negotiated at arms length. The sellers had no material relationship with the buyer.

      X-Pert operates 25 well servicing rigs in New Mexico and also provides lease maintenance services to oilfield operators. X-Pert generated revenues of approximately $12,638,000 and earnings from continuing operations before income taxes of approximately $1,129,000 after taxes), for its fiscal year ended March 31, 1994. Results of operations have continued at approximately the same levels during X-Pert's fiscal 1995 year.

      The purchase price for the X-Pert acquisition consisted of $3,000,000 cash, a note payable to the selling shareholders in the amount of approximately $6,000,000, and 200,000 shares of the Company's common stock. The cash portion of the purchase price was funded from the Company's working capital. X-Pert had working capital and other monetary assets in excess of liabilities of approximately $3,000,000 at the date of acquisition.

      The Stock Purchase Agreement dated March 22, 1995, by and among the selling shareholders and the Company is included as an exhibit hereto. The foregoing discussion is qualified in its entirety by reference to such exhibit.

































ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      The following documents are included as part of this report:

      (a)  Financial Statements of Business Acquired.

           X-Pert Enterprises, Inc. and Subsidiaries
              Report of Independent Certified Public Accountants. . . .    4
              Consolidated Balance Sheets - Assets. . . . . . . . . . .    5
              Consolidated Balance Sheets - Liabilities and
                Stockholders' Equity. . . . . . . . . . . . . . . . . .    6
              Consolidated Statements of Earnings . . . . . . . . . . .    7
              Consolidated Statements of Stockholders' Equity . . . . .    8
              Consolidated Statements of Cash Flows . . . . . . . . . .    9
              Notes to Consolidated Financial Statements. . . . . . . .   11

      (b)  Pro Forma Financial Information.

           Pride Petroleum Services, Inc.
              Unaudited Pro Forma Financial Statements. . . . . . . . .   17
              Unaudited Pro Forma Statement of Operations . . . . . . .   18
              Notes to Unaudited Pro Forma Financial Statements . . . .   19

      (c)  Exhibits.

Exhibit No.                             Description
- - -----------                          -----------------

     2 Stock Purchase Agreement, dated March 22, 1995, by and among Raymond H. Eaves and Billy B. Cooper and Pride Petroleum Services, Inc. (incorporated by reference to Exhibit No. 2 to the Company's Current Report on Form 8-K, dated March 22, 1995, File No. 0-16961).

    23          Consent of Johnson, Miller & Co.
























              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              --------------------------------------------------



Board of Directors
X-Pert Enterprises, Inc.
Hobbs, New Mexico

We have audited the accompanying consolidated balance sheets of X-Pert Enterprises, Inc. and Subsidiaries as of February 28, 1995, and March 31, 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the eleven months and year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of X-Pert Enterprises, Inc. and Subsidiaries as of February 28, 1995, and March 31, 1994, and the results of their operations and their cash flows for the eleven months and year then ended in conformity with generally accepted accounting principles.


                                      JOHNSON, MILLER & CO.


Hobbs, New Mexico
May 19, 1995



















                  X-PERT ENTERPRISES, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS





                                    ASSETS
                                    ------

                                                  February 28,    March 31,
                                                     1995           1994
                                                  -----------    -----------
CURRENT ASSETS
  Cash (NOTE J)                                   $ 1,547,873    $ 1,227,480
    Accounts receivable (NOTE A)                    2,303,964      1,902,864
    Other receivables                                  15,020        112,151
    Deferred income tax benefit (NOTE G)              100,370          --
    Investment in trading securities (NOTE A)       1,233,574      1,192,540
    Inventories (NOTE A)                              177,761        208,297
    Prepaid expenses                                   75,236         64,236
                                                  -----------    -----------
      Total current assets                          5,453,798      4,707,568
                                                  -----------    -----------
PROPERTY AND EQUIPMENT AT COST
  Property and equipment (NOTE B)                  12,800,796     12,391,218
  Accumulated depreciation                         (9,562,728)    (8,977,286)
                                                  -----------    -----------
                                                    3,238,068      3,413,932
                                                  -----------    -----------
OTHER ASSETS
  Cash value of life insurance (NOTE C)               649,717        580,952
  Prepaid stock options (NOTE D)                       28,832         34,948
                                                  -----------    -----------
                                                      678,549        615,900
                                                  -----------    -----------

                                                  $ 9,370,415    $ 8,737,400
                                                  ===========    ===========

                The accompanying notes are an integral part of
                    the consolidated financial statements.
















                  X-PERT ENTERPRISES, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS





                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

                                                  February 28,    March 31,
                                                     1995           1994
                                                  -----------    -----------
CURRENT LIABILITIES
  Accounts payable                                $   364,753    $   355,943
  Salaries and wages payable                          328,131        315,034
  Other liabilities                                   321,179         65,283
  Income taxes payable - current year                 125,052         27,718
  Income taxes payable - prior years (NOTE G)           --           358,266
  Other taxes payable                                 129,301        124,290
  Notes payable - current portion (NOTE F)            401,940        776,490
  Note payable - stockholder (NOTE E)                 591,820        156,565
  Interest payable                                     13,506         15,361
  Dividends payable                                     --           100,000
                                                  -----------    -----------
    Total current liabilities                       2,275,682      2,294,950
                                                  -----------    -----------
LONG-TERM LIABILITIES
  Notes payable (NOTE F)                              166,640          --
  Note payable - stockholder (NOTE E)                   --           578,230
  Deferred income taxes (NOTE A AND G)                334,312        243,968
                                                  -----------    -----------
                                                      500,952        822,198
                                                  -----------    -----------
STOCKHOLDERS' EQUITY
  Common stock, $1 par, 100,000
    shares authorized and issued                      100,000        100,000
  Paid in capital                                     240,725        240,725
  Retained earnings                                11,542,221     10,485,169
  Less common stock in treasury, at
    cost (75,265 shares in 1995
    and 74,002 shares in 1994)                     (5,289,165)    (5,205,642)
                                                  -----------    -----------
                                                    6,593,781      5,620,252
                                                  -----------    -----------
                                                  $ 9,370,415    $ 8,737,400
                                                  ===========    ===========

                The accompanying notes are an integral part of
                    the consolidated financial statements.








                  X-PERT ENTERPRISES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF EARNINGS

                                                 Eleven months
                                                     ended       Year ended
                                                  February 28,    March 31,
                                                     1995           1994
                                                  -----------    -----------

SALES                                             $14,818,288    $12,637,971
                                                  -----------    -----------
COSTS AND EXPENSES
  Direct expenses including
    depreciation of $561,278 in
    1995 and $520,176 in 1994                       9,955,573      8,342,172

  Indirect expenses including
    depreciation of $137,687 in
    1995 and $103,632 in 1994                       3,132,615      2,557,200
                                                  -----------    -----------
                                                   13,088,188     10,899,372
                                                  -----------    -----------

  Earnings from operations                          1,730,100      1,738,599
                                                  -----------    -----------
OTHER INCOME AND (EXPENSE)
  Dividend income                                     126,577        150,889
  Interest income                                      32,420         44,525
  Other income                                          9,251         28,959
  Gain on sale of investments                             363         75,115
  (Loss) gain on asset disposal                        (3,813)         4,570
  Unrealized holding loss on trading securities       (61,483)       (20,474)
  Interest expense                                   (124,340)      (224,351)
                                                  -----------    -----------
                                                      (21,025)        59,233
                                                  -----------    -----------

  Earnings before income taxes                      1,709,075      1,797,832

INCOME TAXES (NOTE G)                                 652,023        669,165
                                                  -----------    -----------

NET EARNINGS                                      $ 1,057,052    $ 1,128,667
                                                  ===========    ===========

EARNINGS PER COMMON SHARE (NOTE L)                     $41.58         $42.16
                                                       ======         ======

                The accompanying notes are an integral part of
                    the consolidated financial statements.








                           X-PERT ENTERPRISES, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             Eleven Months Ended February 28, 1995

                                 and Year Ended March 31, 1994

                            Common Stock     Additional                               Total
                         ------------------   Paid in    Retained     Treasury    Stockholders'
                         Shares   Par Value   Capital    Earnings       Stock        Equity
                         -------  ---------  ---------  -----------  -----------   -----------
BALANCES AT
  APRIL 1, 1993          100,000  $ 100,000  $ 240,725  $ 9,733,437  $(5,099,356)  $ 4,974,806

Cash Dividends Paid
  $3.8465 per share                                        (100,000)                  (100,000)

Treasury Stock
  Purchased (1,441
  shares) (NOTE D)                                                      (108,839)     (108,839)

Treasury Stock Sold
  (14 shares)                                                              2,553         2,553

Prior Period
  Adjustment (NOTE H)                                      (276,935)                  (276,935)

Net Earnings                                              1,128,667                  1,128,667
                         -------  ---------  ---------  -----------  -----------   -----------
BALANCES AT
  MARCH 31, 1994         100,000    100,000    240,725   10,485,169   (5,205,642)    5,620,252

Treasury Stock
  Purchased (1,298
  shares) (NOTE D)                                                       (91,113)      (91,113)

Treasury Stock Sold
  (35 shares)                                                              7,590         7,590

Net Earnings                                              1,057,052                  1,057,052
                         -------  ---------  ---------  -----------  -----------   -----------
BALANCES AT
  FEBRUARY 28, 1995      100,000  $ 100,000  $ 240,725  $11,542,221  $(5,289,165)  $ 6,593,781
                         =======  =========  =========  ===========  ===========   ===========

      The accompanying notes are an integral part of the consolidated financial statements.








                  X-PERT ENTERPRISES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 Eleven months
                                                     ended       Year ended
                                                  February 28,    March 31,
                                                     1995           1994
                                                  -----------    -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings                                    $ 1,057,052    $ 1,128,667
  Depreciation                                        698,966        623,808
  Loss (gain) on asset disposals                        3,813         (4,570)
  (Gain) on sale of investments                          (363)       (75,115)
  Unrealized holding loss on trading securities        61,483         20,474
  Net change in:
    Interest payable                                   (1,855)         --
    Accounts receivable                              (401,100)      (261,804)
    Other receivables                                  97,131        (25,259)
    Inventories                                        30,536       (187,653)
    Prepaid expenses                                  (11,000)        (8,492)
    Interest receivable                                 --             9,590
    Accounts payable                                    8,810        107,770
    Cash surrender value of life insurance            (68,765)       (88,319)
    Salaries and wages payable                         13,097        (23,190)
    Other taxes payable                                 5,011           (428)
    Income taxes payable                             (260,932)       (16,799)
    Deferred income taxes                             (10,026)        11,095
    Other liabilities                                 255,896         28,959
                                                  -----------    -----------
      Net cash provided from operating activities   1,477,754      1,238,734
                                                  -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                               (553,110)    (2,152,007)
  Proceeds from sale of assets                         26,209         29,779
  Purchase of investments                            (332,335)      (687,715)
  Proceeds from sale of investments                   238,230      1,608,154
                                                  -----------    -----------
    Net cash (used) in investing activities          (621,006)    (1,201,789)
                                                  -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from bank loans                            639,964        850,000
  Reduction in note payable                          (998,911)      (216,648)
  Payments to acquire Treasury Stock                  (84,997)      (102,165)
  Proceeds from sale of Treasury Stock                  7,589          2,553
  Payment of dividends                               (100,000)         --
                                                  -----------    -----------
    Net cash (used) provided in
      financing activities                           (536,355)       533,740
                                                  -----------    -----------
Net increase in cash                                  320,393        570,685
Cash at beginning of year                           1,227,480        656,795
                                                  -----------    -----------
Cash at end of year                               $ 1,547,873    $ 1,227,480
                                                  ===========    ===========

                The accompanying notes are an integral part of
                    the consolidated financial statements.

                  X-PERT ENTERPRISES, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 Eleven months
                                                     ended       Year ended
                                                  February 28,    March 31,
                                                     1995           1994
                                                  -----------    -----------

Interest paid                                     $   126,195    $   225,122
                                                  ===========    ===========

Income taxes paid                                 $   922,981    $   675,085
                                                  ===========    ===========

NON-CASH FINANCING ACTIVITY:

  A note payable of $8,062 which the Company had guaranteed for a former employee was assumed by the Company.



































                The accompanying notes are an integral part of
                    the consolidated financial statements.


                  X-PERT ENTERPRISES, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    February 28, 1995 and March 31, 1994


NOTE A - SUMMARY OF ACCOUNTING POLICIES

  This summary of accounting policies of X-Pert Enterprises, Inc. and Subsidiaries (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

  As of March 1, 1995, 100% of the common stock of X-Pert Enterprises, Inc., was purchased by Pride Petroleum, Inc. The Company will continue operations as a wholly owned subsidiary of Pride Petroleum, Inc.

  1.  CONSOLIDATION

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, X-Pert Well Service, Inc. and B & M Service Co., Inc. All material intercompany accounts and transactions have been eliminated.

  2.  INVENTORIES

      Inventories consist of parts, supplies, fuel, and tires which are stated at cost. No general administrative or other costs are charged to inventory.

  3.  DEPRECIATION

      Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is utilized for substantially all assets for financial reporting purposes, while using accelerated methods for income tax purposes.

  4.  INCOME TAXES

      Deferred income taxes result from utilizing accelerated depreciation methods for income tax reporting and the straight-line method for financial reporting and from the accrual of certain expenses for financial statement purposes which are not deductible until paid for income tax purposes.

  5.  ACCOUNTS RECEIVABLE

      The majority of the accounts receivable as of February 28, 1995, and March 31, 1994, and sales for the eleven months and year then ended were with major oil producing companies involved in the oil and gas industry in the Permian Basin.





                  X-PERT ENTERPRISES, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    February 28, 1995 and March 31, 1994


NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

      The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

  6.  INVESTMENTS

      Investments in trading securities at February 28, 1995, and March 31, 1994, are stated at market value in order to comply with the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. The cost of the investments in trading securities was $1,306,911 at February 28, 1995, and the cost approximated market value at March 31, 1994. $61,483 in unrealized holding losses on trading securities have been included in earnings for the eleven months ended February 28, 1995, and $20,474 for the year ended March 31, 1994.

NOTE B - PROPERTY AND EQUIPMENT (AT COST)

                                               February 28,    March 31,
                                                  1995           1994
                                               -----------    -----------
          Land and improvements                $   191,286    $   191,286
          Buildings                                730,053        682,988
          Well servicing units                   7,238,233      7,131,264
          Other equipment                        1,742,432      1,620,959
          Automobiles and trucks                 2,171,580      2,057,132
          Furniture and equipment                  562,599        542,976
          Radio equipment                          164,613        164,613
                                               -----------    -----------
                                               $12,800,796    $12,391,218
                                               ===========    ===========

NOTE C - CASH VALUE OF LIFE INSURANCE

  The Company maintains approximately $3,000,000 face amount of insurance on the lives of Harry and Gwendolyn Eaves. The death benefit is payable to the Company at the death of the second spouse. The policy is security for the note payable to Harry Eaves for a stock redemption agreement (NOTE E).

  The Company borrows against the cash surrender value of the policy, which loan bears interest at the rate of 8% per annum. The loan balance outstanding was $185,744 at February 28, 1995, and March 31, 1994. The cash value of life insurance is presented net of these outstanding loans.






                  X-PERT ENTERPRISES, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    February 28, 1995 and March 31, 1994


NOTE D - PREPAID STOCK OPTIONS

  The Company has a stock option agreement with one of its stockholders (Harry Eaves) which provides for the purchase of common stock from Mr. Eaves on a monthly basis. The agreement provided for a prepayment of $100,000 which is being amortized monthly with each stock option purchase. Any portion of the $100,000 prepayment remaining at the termination of this agreement due to failure to exercise monthly options shall be forfeited by the Company. The number of shares remaining under the agreement are 6,157 as of February 28, 1995, and 7,435 as of March 31, 1994, at the option price of $70.19 per share. The Company has the option to purchase 118 of these shares per month through March, 2003. Early exercise of the options is allowed in the agreement and as of February 28, 1995, the Company had exercised options scheduled through November, 1998.

NOTE E - NOTES PAYABLE - STOCKHOLDER
                                                  February 28,    March 31,
                                                     1995           1994
                                                  -----------    -----------
  Note payable to Harry Eaves, Vice Chairman
  of the Company for a stock redemption
  agreement entered into in March, 1988.  The
  note is secured by certain life insurance
  policies and common stock of the Company
  held in escrow.  The note bears interest at
  9% and has monthly payments of $18,029
  including interest through April 20, 1998.
  Note was paid in full subsequent to balance
  sheet date.                                     $   591,820    $   734,795

    Less long-term portion                              --           578,230
                                                  -----------    -----------
                                                  $   591,820    $   156,565
                                                  ===========    ===========

NOTE F -NOTES PAYABLE

  Note payable to Norwest Bank, Midland, TX,
  to pay off a note to Lea County State Bank
  which originated on August 20, 1993 for the
  purchase of equipment.  The note is secured
  by accounts receivable (February 28, 1995
  value of $2,303,964).  The note bears a
  variable interest rate of Chase Manhattan
  prime rate as published in the Wall Street
  Journal and is due October 12, 1997, with
  monthly payments of 2.8% of the outstanding
  principle balance including interest.
  General provisions include a payable on
  demand clause.                                  $   301,920    $   632,048


                  X-PERT ENTERPRISES, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    February 28, 1995 and March 31, 1994


NOTE F - NOTES PAYABLE (CONTINUED)
                                                  February 28,    March 31,
                                                     1995           1994
                                                  -----------    -----------
  Note payable to Norwest Bank, NM, for the
  purchase of equipment.  The note is secured
  by 11 well servicing units (February 28,
  1995 value of $1,026,199) The note bears a
  variable interest rate of Chase Manhattan
  prime rate as published in the Wall Street
  Journal and is due October 10, 1997, with
  monthly payments of $8,335 including
  interest.                                           266,660        144,442
                                                  -----------    -----------
                                                      568,580        776,490
    Less long-term portion                            166,640          --
                                                  -----------    -----------
                                                  $   401,940    $   776,490
                                                  ===========    ===========

  Schedule of maturities are:

          Year ending February 28,
          ------------------------
                 1996                             $   401,940
                 1997                                 100,020
                 1998                                  66,620
                                                   ----------
                                                   $  568,580
                                                   ==========

NOTE G - INCOME TAXES

  The provision (benefit) for income taxes on continuing operations consists of:
                                                 Eleven Months
                                                     Ended       Year Ended
                                                  February 28,    March 31,
                                                     1995           1994
                                                  -----------    -----------
    Current:
      Federal                                     $   569,360    $   560,576
      State                                            92,689         93,335

    Deferred:
      Federal                                          (9,213)        14,018
      State                                              (813)         1,236
                                                  -----------    -----------
                                                  $   652,023    $   669,165
                                                  ===========    ===========


                  X-PERT ENTERPRISES, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     February 28, 1995 and March 31, 1994


NOTE G -INCOME TAXES (CONTINUED)

  The Company's effective income tax rate on continuing operations differed from the Federal statutory rate as follows:

                                                 Eleven Months
                                                     Ended       Year Ended
                                                  February 28,    March 31,
                                                     1995           1994
                                                  -----------    -----------
    Federal statutory rate                            34%            34%
    State income taxes, net of Federal tax benefit     3%             3%
    Other, net                                         2%            --
                                                  -----------    -----------
      Effective income tax rate                       39%            37%
                                                  ===========    ===========

  Deferred income tax benefits and liabilities consist of the following:

                                                  February 28,    March 31,
                                                     1995           1994
                                                  -----------    -----------
    Deferred income tax benefits resulting from:

      Unrealized loss on trading securities       $    32,783    $    --
      Workers' Compensation                            67,587         --
                                                  -----------    -----------
                                                  $   100,370    $    --
                                                  ===========    ===========
    Deferred income tax liabilities resulting from:

      Depreciation of property and equipment      $   334,312    $   243,968
                                                  ===========    ===========

  During the year ended March 31, 1994, a settlement was reached with Internal Revenue Service resulting in additional federal and state income taxes for the years ended March 31, 1990, and 1987, totaling $358,266. These amounts are reported on the financial statements as part of the prior period adjustment (NOTE H). An agreement was also reached with the Internal Revenue Service that there was no additional amount due for the year ended March 31, 1991.

NOTE H - PRIOR PERIOD ADJUSTMENT

  The statements of stockholders' equity include a prior period adjustment to report the Company's agreement with the Internal Revenue Service on income taxes receivable and payable related to prior years (NOTE G). Amended tax returns have been filed for the years ended March 31, 1987, 1990, and 1993. The taxes receivable and payable were charged against retained earnings resulting in a net reduction in retained earnings of $276,935.


                  X-PERT ENTERPRISES, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    February 28, 1995 and March 31, 1994


NOTE I - LEASE COMMITMENTS

  The Company leases vehicles under three year operating leases expiring at various dates through March 31, 1997. Total future minimum lease commitments are as follows:

                   Year ending February 28,

                             1996                   $  89,992
                             1997                      61,100
                             1998                      10,779
                                                    ---------
                                                    $ 161,871
                                                    =========

NOTE J - CASH

  The Company maintains most of its cash balances at financial institutions located in Hobbs, New Mexico. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in excess of insured amounts are approximately $161,000 as of February 28, 1995, and $1,000,000 as of March 31, 1994.

NOTE K - WORKERS' COMPENSATION SELF-INSURANCE

  Effective August 1, 1992, the Company became self-insured under provisions of the New Mexico Workers' Compensation Act. The Company is required to maintain a level of reserves sufficient to pay all claims in full. Liability for claims and estimated losses are recorded monthly. The Company self-insures up to $250,000 on individual claims and carries an insurance policy for claims and losses in excess of this amount up to $20,000,000 per year. The Company maintains a standby letter of credit with a local financial institution in the amount of $300,000. The estimated self-insurance liability is based on a review by the Company and an independent insurance broker of claims filed and claims incurred but not reported.

NOTE L - EARNINGS PER SHARE

  Primary earnings per common share are based upon the weighted average number of common shares outstanding.

NOTE M - CERTAIN RECLASSIFICATIONS

  Certain reclassifications have been made to conform to the February 28, 1995, presentation.






                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      In March 1995, Pride Petroleum Services, Inc. (the "Company" or "Pride") acquired all of the outstanding capital stock of X-Pert Enterprises, Inc. ("X-Pert")for aggregate consideration of approximately $10,000,000, consisting of $3,000,000 cash, a note payable to the selling shareholders in the amount of approximately $6,000,000, and 200,000 shares of the Company's common stock. The acquisition of X-Pert by the Company has been recorded using the purchase method of accounting, pursuant to which the operating results of X-Pert will be included in the Company's consolidated results of operations from the date of acquisition.

      The accompanying unaudited pro forma statement of operations for the year ended December 31, 1994 presents the results of operations of the Company as if the acquisition of X-Pert had occurred on January 1, 1994.

      The unaudited pro forma statement of operations is based on available information and certain assumptions and estimates described in the notes to unaudited pro forma statement of operations, and are subject to change. This statement does not purport to be indicative of the results of operations of the Company that might have occurred nor are they indicative of future results. Furthermore, the unaudited pro forma statement of operations does not reflect changes which may occur as the result of post-combination activities and other matters.

      The unaudited pro forma financial statements should be read in conjunction with the (i) the historical financial statements of the Company as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which are included in the Company's annual report on Form 10-K for the year ended December 31, 1994, previously filed with the Commission and (ii) the historical financial statements of X-Pert as of February 28, 1995 and March 31, 1994, and for the eleven months ended February 28, 1995 and the year ended March 31, 1994, included herein.


























                        PRIDE PETROLEUM SERVICES, INC.
                 UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                   (In thousands, except per share amounts)

                                    HISTORICAL
                               --------------------   PRO FORMA
                                 PRIDE     X-PERT    ADJUSTMENTS   PRO FORMA
                               ---------  ---------   ---------    ---------

REVENUES                       $ 182,336  $  14,818                $ 197,154

COSTS AND EXPENSES
  Operating costs. . . . . .     139,653      9,394                  149,047
  Depreciation and
    amortization . . . . . .       9,550        699                   10,249
  Selling, general and
    administrative . . . . .      25,105      2,995   $   (250)(a)    27,850
                               ---------  ---------                ---------

EARNINGS FROM OPERATIONS . .       8,028      1,730                   10,008

OTHER INCOME (EXPENSE)
  Other income (expense) . .        (305)        71                     (234)
  Interest income. . . . . .         618         32                      650
  Interest expense . . . . .        (207)      (124)      (507)(b)      (838)
                               ---------  ---------                ---------
    Total other income . . .         106        (21)                    (422)
                               ---------  ---------                ---------

EARNINGS BEFORE INCOME TAXES       8,134      1,709                    9,586

INCOME TAX PROVISION . . . .       1,920        652        (98)(C)     2,474
                               ---------  ---------                ---------

NET EARNINGS . . . . . . . .       6,214      1,057                    7,112
                               =========  =========                =========

NET EARNINGS PER SHARE . . .   $     .30                           $     .34
                               =========                           =========

WEIGHTED AVERAGE COMMON
  SHARES AND COMMON SHARE
  EQUIVALENTS OUTSTANDING. .      20,795                    200(D)    20,995
                               =========                           =========

                The accompanying notes are an integral part of
                     the pro forma financial statements.











                        PRIDE PETROLEUM SERVICE, INC.

              NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


NOTE 1.  BACKGROUND

      In March 1995, Pride Petroleum Services, Inc. (the "Company" or "Pride") acquired all of the outstanding capital stock of X-Pert Enterprises, Inc. ("X-Pert")for aggregate consideration of approximately $10,000,000, consisting of $3,000,000 cash, a note payable to the selling shareholders in the amount of approximately $6,000,000, and 200,000 shares of the Company's common stock. The acquisition of X-Pert by the Company has been recorded using the purchase method of accounting, pursuant to which the operating results of X-Pert will be included in the Company's consolidated results of operations from the date of acquisition.

NOTE 2.  BASIS OF PRESENTATION

      The accompanying unaudited pro forma statement of operations for the year ended December 31, 1994 presents the results of operations of the Company as if the acquisition of X-Pert had occurred on January 1, 1994.

      The accompanying unaudited pro forma statement of operations has been prepared using the results of operations of X-Pert for the eleven month period ended February 28, 1995. In the opinion of management, results for a twelve month period would not be materially different.

      Net earnings per share have been computed based on the weighted average number of common shares and common share equivalents outstanding during the year ended December 31, 1994, assuming the acquisition of X-Pert by the Company was completed on January 1, 1994. Common share equivalents include the number of shares issuable upon the exercise of stock options and warrants, less the number of shares that could have been repurchased with the exercise proceeds, using the treasury stock method. Fully diluted net earnings per share have not been presented as the results are not materially different.

NOTE 3.  MANAGEMENT ASSUMPTIONS

      The unaudited pro forma statement of operations reflects the following pro forma adjustments related to the acquisition of X-Pert by the Company:

      (a) Estimated reduction in selling, general and administrative expenses resulting from combination of duplicate administrative functions, reduction in personnel and other factors.

      (b) Estimated increase in interest expense resulting from the issuance of a note payable to the selling shareholders.

      (c) Estimated income tax effects of the pro forma adjustments included herein, based on an estimated combined effective federal and state income tax rate of 37.96%.

      (d) To reflect the issuance of 200,000 shares of the Company's common stock in connection with the acquisition.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PRIDE PETROLEUM SERVICES, INC.



                                           By:         PAUL A. BRAGG
                                              -------------------------------
                                                      (Paul A. Bragg)
                                               Vice President, Treasurer and
                                                  Chief Financial Officer

Date:  June 2, 1995







































